                                                                   EXHIBIT 10.22


                   AGREEMENT OF PURCHASE AND SALE OF ASSETS
                   -----------------------------------------

                           INTRODUCTION AND RECITALS

    This Agreement of Purchase and Sale of Assets (the "Agreement") is made and entered into this 24th day of November, 1997, by and between Robert Crone-South Texas Health Care, Inc., a Texas corporation ("Seller") and Summit Care Texas, LP, a Texas limited partnership or its affiliated nominee, ("Buyer" or "Summit Care").

                                   RECITALS
                                   --------

     WHEREAS, Seller is:

     (i) The lessee of a certain One Hundred and Ninety Four (194)-bed nursing facility, commonly known as Briarcliff Nursing and Rehabilitation Center, located at 3201 North Ware Road, McAllen, Texas 78501, more particularly described on Exhibit 1.01(a)(i) hereto and hereby incorporated herein by reference (the "Facility"), pursuant to a lease, dated July 1, 1993, by and between Seller, as "Lessee" and Lloyd Hobbs, as "Lessor," as amended by that certain First Amendment to Lease, dated April 9, 1996, (collectively the "Lease"), between Seller and Hobbs & Curry Family Limited Partnership, a Texas partnership and successor-in-interest to Lloyd Hobbs, as "Lessor," copies of which are also attached as part
            Exhibit 1.01(a)(i) hereto and hereby incorporated herein by reference (hereinafter, the term "Owner" shall be used to refer to both Lloyd Hobbs and to Hobbs & Curry Family Limited Partnership during their respective ownership of the Facility); and

     (ii) A party to that certain "Option Agreement," dated August 2, 1992, as amended by that certain Amendment to Option Agreement, dated April 9, 1996 (collectively the "Option Agreement"), copies of which are attached as Exhibit 1.01(a)(ii) hereto and hereby incorporated herein by reference, whereby Owner has granted Seller an option to purchase fee title to the Facility, exercisable on the terms therein set forth; and

     (iii) The fee owner of a certain parcel of vacant land comprising approximately 1.8 acres, situated adjacent to the Facility (the "Adjacent Land"), more particularly described on Exhibit 1.01(a)(iii) hereto and hereby incorporated herein by reference, subject to that certain deed of trust dated October 26, 1995 ("Trust Deed"), to Allen Shields, as "Trustee," a copy of which is also attached as part of Schedule 1.01(a) (iii) hereto and hereby incorporated by reference; and

     (iv) The owner or lessee of all supplies, machinery, equipment, fixtures, inventory and all other items of personal property utilized in the operation of all of the foregoing, as hereinafter defined; and

     WHEREAS, the Seller desires to sell and assign Buyer desires to purchase and assume the Seller's interest in the Facility, and the Assets of Seller, as more fully defined herein, on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises of the parties and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I
                                   ---------
                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

     1.01   Description of Assets. Subject to the terms and conditions of this
            ---------------------
Agreement, as of the Closing Date, as defined in Article IX herein, Seller shall convey, assign and transfer to Buyer and Buyer shall accept good and indefeasible title to the following assets as the same may exist on the Closing Date (collectively referred to as the "Assets").

            (a) All of Seller's right, title and interest in and to the Facility, including without limitation, the real property, structures, fixtures, paving, surfacing and improvements therein (collectively referred to as the "Premises"), which real property is more particularly described on Exhibit 1.01(a)(i) attached hereto, and which shall be conveyed to Buyer pursuant to an assignment of Seller's interest in the Lease and Option Agreement, with the written consent of the Owner thereto;

            (b) All personal property, except supplies, as defined below, such as furniture, fixtures, vehicles, and equipment located in and upon the Premises as of the Closing or used in the operation of the Premises as a nursing facility (the "Personal Property"), more particularly described on Exhibit 1.01(b) attached hereto;

            (c) Seller's interest in any and all leases, contracts, service contracts and other agreements used in the operation of the Facility which Buyer has expressly agreed to assume in addition to the Lease and Option Agreement, copies of which are attached hereto as set forth in Exhibit 1.01(c) ("the Contracts");

            (d) Seller's interest in any and all patient records and agreements, personnel records, provider agreements, records of inspection of the Facility by local, state and federal agencies, records of construction, architectural plans of the improvements on the Premises, including as built plans and surveys, construction contracts and specifications, as such presently exist in and upon the Premises;

          (e) All of Seller's right, title and interest in and to the use of the name "Briarcliff Nursing and Rehabilitation Center";

          (f) All of Seller's right, title and interest in and to any and all drugs, medicines, foods, linens or other supplies used in connection with the operation of the Facility, but in any event not less than the normal and usual operating compliment of supplies necessary to last ten (10) days in the ordinary course of Seller's business operations at the Facility (the "Supplies"); and

          (g) All of Seller's right, title and interest in and to any and all licenses, permits and authorizations obtained in connection with the operation of the Facility which are transferable, copies of which are attached hereto as
Exhibit 1.01(g).

     1.02 Liabilities and Assets Excluded. The following tangible and
          -------------------------------
intangible assets and liabilities of Seller are being retained by Seller and are expressly excluded from the Assets being Purchased by or transferred to Buyer:

          (a) Seller's cash on hand, or in bank accounts and investments;

          (b) Seller's accounts receivable as of the Closing Date;

          (c) All of Seller's leases, contracts, service contracts or other commitments, if any, not expressly assumed by Buyer as provided on Exhibit 1.01(c) hereto;

          (d) Any and all property of patients held by Seller as security for or in lieu of payment for Seller's accounts receivable;

          (e) Any and all debts, obligations or liabilities of Seller relating to the Assets, unless expressly assumed herein by Buyer on Exhibit 1.01(c) attached hereto;

          (f) Any and all liabilities of Seller for injuries, damages, acts or omissions relating to the Facility or the Assets prior to the Closing Date;

          (g) Any and all claims of or obligations to the United States under the Medicare Program, or to the State of Texas under the Medicaid Program, or other third-party payors, arising out of the operations of the Assets prior to the Closing Date;

          (h) Any and all federal and state tax liabilities including for sales tax payable with respect to periods prior to the Closing and sales, use or excise tax payable with respect to the within transaction and the assets transferred hereunder;

          (i) Seller's proprietary computer software, and those proprietary forms and manuals owned by or developed for Seller for use at the Facility; and

          (k) All other items of personal property set forth on Exhibit 1.02 hereto (collectively, the "Excluded Assets").


                                  ARTICLE II
                                  ----------
                                PURCHASE PRICE
                                --------------

     The purchase price (the "Purchase Price") which Buyer agrees to pay and Seller agrees to accept for the Assets is Three Million Nine Hundred Thousand Dollars ($3,900,000.00), to be paid to Seller in accordance with the provisions of this Article II.

     2.01   Earnest Money Deposit. Seller acknowledges that Buyer has deposited
            ---------------------
the sum of One Hundred Thousand Dollars ($100,000.00) as an earnest money deposit ("Deposit") with Wanda Keller, Senior Vice President and Escrow Officer, First American Title Company, Houston, Texas ("Escrow Holder"), to be held in an interest-bearing escrow account pending the Closing and subject to the terms and conditions of this Agreement, to be applied to the payment of the Purchase Price at Closing. The Deposit and all interest accrued thereon shall be refundable in full to Buyer upon written request of Buyer for any reason delivered on or before September 16, 1997, and thereafter shall be refundable to Buyer should the contemplated transaction fail to close on or before October 31, 1997, for any reason other than the default of Buyer hereunder, and as provided by Section
7.18 of this Agreement.

     2.02   Cash. Buyer shall pay in immediately available funds to Seller the
            ----
cash portion of the Purchase Price by wire deposit to Seller at Closing, less the Deposit and all accrued interest thereon and less the Adjustment Retention Fund (as provided in Section 2.04 below).

     2.03   Adjustments. The Purchase Price shall be adjusted upward within
            -----------
forty-five (45) days of the Closing as of the Effective Date to the extent, if any, that Buyer derives a benefit from any prepaid items of Seller, including, but not limited to taxes, expenses and insurance and to the extent Buyer succeeds to Seller's position with respect to Seller's deposits for utilities, such as telephone, water, gas, electricity or sewer. The Purchase Price shall be adjusted downward within forty five (45) days of Closing as of the Effective Date to the extent that Seller has not fully paid and discharged all payables, charges, expenses, costs, taxes or assessments accruing on or before the Effective Date, including employee vacation pay or for other employee benefit programs of Seller. All adjustments at or after Closing shall be in cash.

     2.04   Adjustment Retention Fund. Escrow Holder shall retain, from the cash
            -------------------------
portion of the Purchase Price payable to Seller at Closing, the sum of Twenty Thousand Dollars ($20,000.00) as a retention fund (the "Adjustment Retention Fund") from which Escrow Holder shall, upon instructions from Buyer and Seller, deduct adjustments to the Purchase Price, if any, to be made following the Closing. The Adjustment Retention Fund, less any such adjustments, shall be delivered to Seller and all adjustments shall be delivered to Buyer no later than forty-five (45) days following the Closing Date.

     2.05   Prorations, Credits, Costs. The following items shall be apportioned
            --------------------------
and prorated as of the Closing Date:

            (a) Property Taxes. General county, city and school taxes on a
                --------------
fiscal year basis for the Premises and for the personal property (including taxes impounded with Mortgage lenders).

            (b) Insurance. There shall be no proration of Seller's prepaid
                ---------
insurance premiums as Buyer shall provide its own insurance coverage. Seller shall be entitled to receive any refunds of any such prepaid insurance premiums.

            (c) Rents, Utilities and Deposits. All rents, utilities shall be
                -----------------------------
paid to the Closing Date by Seller. Seller shall be entitled to a refund for any utility deposits.

            (d) Employee Sick, Holiday, Vacation Pay, Etc. Seller shall credit
                -----------------------------------------
to Buyer against the Purchase Price a sum equal to the equivalent of employee wages for all employee vacation pay or other employee benefits earned or accrued prior to the Closing Date. Such credit shall reduce the cash payment required of Buyer at Closing as provided in Section 2.02 above.

            (e) Closing Costs. Buyer shall pay for the cost of recordation of
                -------------
the Assignment of Lease and the Assignment of Option Agreement. Buyer and Seller shall each pay fifty percent (50%) of the statutory cost of a leasehold title insurance policy with the survey exception removed. Buyer and Seller shall each pay fifty percent (50%) for the cost of the survey and Seller shall pay any transfer tax applicable to recordation of the Assignment of Lease or the Assignment of Option Agreement, any recordation fees for other instruments required to clear title hereunder, and any sales or use taxes, if applicable, to this transaction. Personal and real property taxes will be prorated as of the Closing Date.

          (f) Employer's Taxes. Seller shall be responsible for all business,
              ----------------
occupation, withholding, FICA, unemployment and similar taxes of any kind, including both the employer's and employee's portion of any such tax, relating to any period prior to the Closing Date, including taxes on employee sick, holiday and vacation pay.

          (g) Prepaid Services. Any advance payments made by residents of the
              ----------------
Facility for services to be rendered after the Closing Date shall be paid to Buyer at Closing.


                                  ARTICLE III
                                  -----------
                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     Seller hereby represents and warrants to Buyer as of the Execution Date and the Closing Date (the truth and accuracy of which shall constitute a condition precedent to Buyer's obligations hereunder) as follows:

     3.01   Organization. Seller is a duly organized and validly existing Texas
            ------------
subchapter S corporation, and is in good standing in the State of Texas. Seller has full power and authority to own and lease its properties and to carry on its business as presently conducted. Robert Crone and Kelly Baily are the sole shareholders of Seller.

     3.02   Authority. The execution, delivery and performance of this Agreement
            ---------
has been duly authorized by the Seller in accordance with its articles of incorporation and bylaws and no further action by Seller will be required to make this Agreement valid and binding upon Seller in accordance with its terms. Except as provided on Exhibit 3.02 attached hereto, the execution, delivery and performance of this Agreement will not cause any default in or breach of any provisions of any applicable law, rules or regulations, or any indenture, mortgage, loan agreement, contract, lease or other instrument to which Seller is a party or by which it or any of its property or assets are bound.

     3.03   Financial Statements. Exhibit 3.03 attached hereto sets forth the
            --------------------
unaudited balance sheets and operating statements of Seller for the eight (8) months ended August 31, 1997 and shall be updated at Closing to include the nine
(9) ending on September 30, 1997, and unaudited financial statements compiled and reviewed by Jody Turner, Seller's accountant, for the same period (collectively, the "Financial Statements"). The Financial Statements attached hereto as Exhibit 3.03 have been prepared in accordance with generally accepted accounting principles consistently followed and fairly present the operating position of the Facility as of the respective dates and the results of operations for the respective periods indicated. Seller agrees to cooperate with Buyer and use its best efforts in furnishing any financial information of Seller required by Buyer for filing with the Securities and Exchange Commission after Closing.

     3.04   Tax Returns. Within the times and in the manner prescribed by law,
            -----------
Seller has filed all federal, state and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. The provisions for taxes reflected in Seller's Financial Statements, are adequate for any and all county, school and local property taxes for the period ending on the date of the most recent balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Seller.

     3.05   Absence of Changes. Except as provided on Exhibit 3.05, since the
            ------------------
date of the latest Financial Statements of Seller, there has not been any material change in the financial condition or operations of Seller, except changes in the ordinary course of business.

     3.06   Liabilities. Exhibit 3.06 to this Agreement contains a true and
            -----------
complete schedule of all known liabilities and obligations of Seller except those incurred in the ordinary course of business. Seller acknowledges that Buyer shall not be obligated for any liabilities or obligations of Seller of any kind or nature in connection with this Agreement, whether absolute, accrued, contingent, known, unknown or otherwise, except for liabilities of Seller which Buyer has expressly agreed to assume as provided on Exhibit 1.01(c) and Seller hereby indemnifies and holds Buyer harmless from any such liabilities not so assumed.

     3.07   Title to Property. Seller is the lessee of the Property subject only
            -----------------
to the Permitted Exceptions provided for in paragraph 5.01, Seller will deliver to Buyer at Closing good and marketable leasehold title to the Property. Seller is in possession of all Property leased from others.

     3.08   Condition of Property. To the best of Seller's knowledge and except
            ---------------------
as provided on Exhibit 3.08 attached hereto, as of the Closing Date, the Premises and personal property of Seller being conveyed or assigned herein will be in good operating condition and repair, subject only to ordinary wear and tear. Seller shall disclose to Buyer on Exhibit 3.08 any known material defect or deficiency with regard to the structure, soil, fixtures or equipment of the Premises which would materially impair the use or value of the Premises, and any known material defect or deficiency with regard to the plumbing, electrical, mechanical or other system of the Premises which would materially impair the use or value of the Premises.

     3.09   Real Property Description and Zoning. Exhibit 1.01(a) to this
            ------------------------------------
Agreement is a legal description of the Premises leased by Seller and included in this transaction. To the best of Seller's knowledge, the zoning of each parcel of property described on, Exhibit 1.01(a) permits the existing improvements as constituted and the continuation of the business presently being conducted on each such parcel.

     3.10   Encroachments. To the best of Seller's knowledge, there are no
            -------------
encroachments onto the Property except as may be revealed by the Survey, and all improvements constituting part of such real properties located thereon are entirely located on the real properties being conveyed or transferred to Buyer pursuant to this Agreement without encroachment on any other property whatsoever, and none of such improvements encroach upon any known easement or right of way affecting such real property. As a condition to Closing, Buyer and Seller shall each pay fifty percent (50%) of the cost of a real property survey of the Property, by a registered land surveyor in the State of Texas, in a form reasonably satisfactory to Buyer, certifying such facts which shall be attached hereto as Exhibit 3.10.

     3.11   Personal Property Description. Exhibit 1.01(b) to this Agreement is
            -----------------------------
a schedule of machinery, equipment, furniture, supplies, vehicles, tools, and other tangible personal property owned by, in the possession of, or used by Seller in connection with the business now being conducted at the Facility (except fixtures and inventories of Supplies and items excluded pursuant to this Agreement). Except as provided on Exhibit 3.11 or on the list of Contracts attached as Exhibit 1.01(c), no personal property used by Seller in connection with the Facility or the business conducted thereon is held under a security agreement, conditional sales contract, lease, or other title retention or security arrangement or is located other than in the possession of Seller at the Facility. Exhibit 1.02 lists personal property on the premises of the Facility which is excluded from sale and which may be removed from the Facility by Seller at any time prior to or after the Closing Date, except that all such items shall be removed within five (5) business days of request by Buyer after the Closing Date.

     3.12   Contracts, Leases, Commitments. Except as provided on Exhibit
            ------------------------------
1.01(c) as of the date of Closing, there will be no contracts, agreements, or commitments of any kind relating to the business at the Facility which will affect Buyer on the Premises subsequent to the Closing Date, other than those that can be terminated on thirty (30) days, notice, without penalty or further payment. Seller is not a party to, nor is the Premises bound by any agreement that is materially adverse to the business as presently conducted at the Facility or those that have been excluded from sale by mutual written agreement of the parties and for which Seller shall remain liable.

     3.13   Defaults. The execution and delivery of this Agreement and the
            --------
consummation of the transactions contemplated hereby will not result in any of the following: (1) any violation or breach of any term or provision of this Agreement; (2) a default or an event that with notice or lapse of time or both, would result in a default, breach, adverse modification or violation of any lease, license, franchise, promissory note, conditional sales contract, commitment, indenture, deed of trust, or any other agreement, instrument or arrangement to which Seller is a party or by which Seller or the Premises is or may be bound; (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Seller or the Facility, or; (4) the creation or imposition of any lien, charge or encumbrance on any of the Property.

     3.14   Adverse Claims, Litigation and Proceedings. Except as shown on
            ------------------------------------------
Exhibit 3.14, Seller knows of no material claims by creditors or other parties against Seller, actual or contingent, direct or indirect, liquidated or unliquidated, or otherwise affecting Seller, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involve the possibility of any judgment or liability not fully covered by casualty or liability insurance or for which provision for payment has not been made or which would impose any liability on Buyer or the Facility. Seller is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitration or governmental department, commission, board, bureau, agency or instrumentality. Seller is not aware of any pending or potential condemnation action with respect to the property to be transferred hereby. Seller acknowledges that Buyer shall not be obligated for any liabilities or obligations of Seller of any kind or nature in connection with this Agreement, whether absolute, accrued, contingent, known, unknown or otherwise, except for liabilities of Seller which Buyer has expressly agreed to assume as provided herein and Seller hereby indemnifies and holds Buyer harmless from any such liabilities not so assumed.

     3.15   Labor Relations, Employment Policies and Benefits. Seller is not a
            -------------------------------------------------
party to nor is it bound by any employment contracts, collective bargaining agreements, pension, bonus, profit sharing, stock option or other agreements or arrangements for the benefit of or relating to its employees. Seller agrees to save, indemnify and hold Buyer harmless of and from any and all liability, responsibility, loss, cost or expense of any nature whatsoever, arising out of or relating to any of Seller's employment policies for all periods prior to the Closing Date. Seller acknowledges that, except to the extent required by law, or to the extent disclosed by Seller and assumed by Buyer, Buyer is not assuming any of Seller's obligations to its employees. Attached as a part of Exhibit 3.15 hereto are copies of Seller's vacation and holiday policies and all other employment policies and practices not set out in those policies, to which Seller is a party or by which Seller may be bound, and Seller is not in default under any of them. There have been no claims of default, and, to the best knowledge of Seller, there are no facts or conditions which, by their existence or on notice, will result in a default under these policies. Except as set forth in Exhibit
3.15 hereto, there has been no union election or material organizational activity affecting the employees of Seller. Except as described in Exhibit 3.15, there is not, to Seller's knowledge, any pending or threatened labor dispute or work stoppage affecting Seller's business. Exhibit 3.15 attached hereto sets forth a list of all employees of Seller at the Facility and a schedule of their rates of pay, length of employment, and earned (and accrued, if any) vacation and sick leave benefits, as of the Closing Date. Such earned and accrued vacation and sick leave benefits shall be calculated for each employee on a true accrual basis (to include both earned and unearned benefits).

     3.16   Compliance with Laws, Regulations and Licensure.
            -----------------------------------------------

            (a) Seller has complied with and is not in violation of applicable federal, state or local statutes, laws or regulations (including, without limitation, any applicable building, zoning, or other law, ordinance or regulation affecting the Premises) in the operation of the Facility as now conducted. To Seller's knowledge, except as set forth in the most recent survey and certification inspection reports and plan of correction on the Facility, which are attached hereto as Exhibit 3.16, there have been no notices of violation of any applicable law, order, ordinance, rule, regulation or requirement, or of any covenant, condition or restriction affecting or relating to the use of occupancy of the Premises issued by any governmental agency having jurisdiction over the Premises or by any other person entitled to enforce the same. To the best of Seller's knowledge, Seller shall have fully complied at its sole expense prior to Closing with the requirements of any outstanding plan of correction formulated in response to any inspection survey, with the exception of those items listed on the latest survey and plan of correction, attached as
Exhibit 3.16 hereto, which Buyer agrees to review and, unless Buyer notifies Seller to the contrary on or before September 16, 1997, which Buyer agrees to correct at Buyer's expense.

            (b) Seller has obtained and is not currently in violation under all permits, licenses, provider agreements and other authorizations required by Seller for the operation of the Facility as now conducted, all of which are in full force and effect. There is no suit, action, administrative, or other proceeding, or governmental investigation pending or threatened to withdraw or revoke such permits, licenses, provider agreements or other authorizations.

            (c) The Facility is currently licensed as follows: 194 beds, of which 120 are licensed Medicaid, 36 are licensed Medicare/Medicaid, and 38 are Private.

     3.17   Cost Reports. Seller shall deliver to Buyer prior to Closing copies
            ------------
of Seller's last three (3) fiscal year cost reports, as filed with and audited by desk audit by the appropriate Medicare and Medicaid agencies. To the extent either or both of the Medicare or Medicaid reimbursement Programs have not audited the last three (3) fiscal year cost reports filed with the respective agency, Seller shall, in addition, deliver to Buyer a copy of the most recently audited cost report for each reimbursement program, such copy to include a copy of the audit report and all adjustments made pursuant to or subsequent to the said audit. Seller shall prepare and file with the appropriate Medicare and Medicaid agencies its final cost reports in respect to its operation of the Facility as soon as practicable after the Closing Date. In the event the federal or state agencies making payments to Seller for services performed prior to the Closing Date make any claim for reimbursement of overpayment occurring for any such period, then Seller agrees to save, indemnify and hold Buyer harmless from and against any and all loss, damage, injury or expense incurred by Buyer because of any such claim, or in the event that a claim is made against Buyer in respect to the right to reimbursement for periods prior to the Closing Date. It is specifically contemplated by the parties that indemnification shall include, without limitation, any liability under Section 1128A of the Social Security Act, as amended. If, following the transfer of licensure, Buyer receives payment from any federal or state agency which represents reimbursement in respect to underpayments made to Seller for services rendered prior to the Closing Date, then Buyer shall promptly remit such payments to Seller.

     3.18   Insurance. Exhibit 3.18 contains a description of all insurance
            ---------
policies held by Seller concerning the Premises and the business as now conducted. All the insurance policies are in the respective principal amounts as set forth on Exhibit 3.18 and Seller has maintained continuously, without gaps in coverage for the five (5) years preceding the Closing Date insurance as described Exhibit 3.18. Seller shall obtain, if necessary, tail coverage for any gap in coverage for occurrences up to the Closing Date.

     3.19   Patient Trust Accounts. Exhibit 3.19 contains a true, correct, and
            ----------------------
complete accounting, properly reconciled as of the Closing Date, of all patient trust funds held by Seller in respect to the Facility.

     3.20   Average Patient Census. Attached hereto as Exhibit 3.20 are true and
            ----------------------
correct summaries of the current patient census ("Census") of the Facility showing the sources of payments (i.e.

Medicare, Medicaid, private or other) for each of the last two (2) years of Seller.

     3.21   Full Disclosure. Seller has disclosed all facts, information, events
            ---------------
and transactions relating to the Facility and the assets transferred herein, to the best of its knowledge and ability. Seller has made no representation which it knows to be false or inaccurate or which it knows contains or will contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein misleading. Seller shall make such additions, corrections and supplements to the Exhibits as are necessary up to the Closing Date to make disclosures complete in all respects.


                                  ARTICLE IV
                                  ----------
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer hereby represents and warrants to Seller as of the Execution Date and the Closing Date (the truth and accuracy of which shall constitute a condition precedent to Seller's obligations hereunder) as follows:

     4.01   Organization. Buyer is a limited partnership duly organized, validly
            ------------
existing and in good standing under the laws of the State of Texas, having full power and authority to enter into this Agreement and to perform its obligations hereunder. Buyer is in good standing or authorized to do business in the State of Texas.

     4.02   Authority. The execution, performance and delivery of this Agreement
            ---------
by Buyer has been duly authorized by Buyer and no further action of Buyer will be required in order to make this Agreement valid and binding upon Buyer in accordance with its terms and conditions. This Agreement will not violate or breach Buyer's constituting instruments, any contract to which Buyer is a party or by which Buyer may be bound, or any judgment, ruling or court order purporting to bind Buyer.

     4.03   Third Party Consults. Except for licensure and other normal
            --------------------
approvals for a transaction of this type, this purchase and sale is not subject to approval or consent of any governmental or regulatory authority and no such consent or approval is required as a condition to the validity or enforceability of the obligations of Buyer hereunder.

     4.04   Litigation. Buyer is not aware of any litigation pending, threatened
            ----------
or anticipated involving Buyer which would or might materially, adversely, directly or indirectly affect the enforceability of this Agreement or the ability of Buyer to perform its obligations hereunder.

                                   ARTICLE V
                                   ---------
                       CONDUCT OF SELLER PRIOR TO CLOSING
                       ----------------------------------

     Seller hereby covenants and agrees as follows (the fulfillment of which constitutes a condition precedent to Buyer's performance hereunder):

     5.01   Title Insurance Commitment. Not later than thirty (30) days prior to
            --------------------------
Closing, Buyer shall obtain a title insurance commitment with respect to the Premises (Texas Department of Insurance promulgated form) attached hereto as
Exhibit 5.01, issued by such title insurer as is agreed upon by the parties. Buyer shall have twenty (20) days from the date of receipt of title commitment to examine the condition of Seller's title. If Buyer determines title to be defective, Buyer shall notify Seller, in writing, within said twenty (20) day period of its objections to title. Seller shall have fifteen (15) days from receipt of such notice to remove the defects of title at Seller's expense. If Seller is unable to remove them within the aforesaid period, Buyer shall have the option of (a) accepting title in its defective condition or, (b) terminating this Agreement, whereupon Buyer and Seller shall be released of all further obligations hereunder and the Deposit, with all accrued interest, shall be returned to Buyer. Seller shall use its best efforts to correct any defects of title within the applicable time period, including applying Purchase Price proceeds reasonably required to remove the disapproved items and, if necessary, by filing law suits. Any exceptions to or conditions upon or defects of title as reflected in said Title insurance commitment which (a) are not specifically and timely objected to by Buyer; or (b) which after objection are waived by Buyer, shall be deemed to be Permitted Exceptions and Buyer agrees to accept title at Closing with all Permitted Exceptions.

     5.02   Survey; Environmental Report Study. Not later than twenty (20) days
            ----------------------------------
prior to Closing, Buyer shall receive a survey of the Premises identified on
Exhibit 1.01 certified by a registered surveyor, sufficient to remove the survey exception from the aforementioned title insurance policy. The survey shall indicate all setbacks, structures, easements, encroachments, routes of access and dimensions. If the survey indicates an encroachment or violates the terms of this Agreement, the encroachment or violation shall be resolved or accepted in the manner specified in paragraph 5.01 above for removing defects of title. Concurrently with obtaining the survey, Buyer shall obtain at Buyer's expense, a Phase I Environmental Study ("Environmental Study") with respect to the Premises. If the Environmental Study indicates a problem it shall be resolved or accepted in the manner set forth in Paragraph 5.01 above.

     5.03   UCC Clearance. Within fifteen (15) days after the date hereof,
            -------------
Seller shall deliver to Buyer an appropriate certificate from the Uniform Commercial Code filing officer of the State of

Texas with respect to the Personal Property to be transferred herein, showing all existing creditors of Seller having a security interest in any of such Personal Property.

     5.04   Conduct of Business. Prior to the Closing Date, Seller shall carry
            -------------------
on its business substantially in the manner as previously carried out at the Facility in its ordinary course, including doing the following:

            (a) Seller shall, to the best of its ability, maintain the goodwill of suppliers, distributors, residents, employees, and others having a business relationship with Seller;

            (b) Seller shall, to the best of its ability, perform all maintenance and repairs necessary to keep the Facility in good operating condition and repair, including maintaining supplies and inventory at levels consistent with Seller's operations in the ordinary course of business;

            (c) Except with the prior approval of Buyer, Seller shall not enter into or terminate any agreements, leases, or commitments, except in the ordinary course of business;

            (d) Seller shall maintain an average occupancy rate and patient mix at the Facility consistent with the representations made by Seller in Section
3.20 above;

            (e) Except in the ordinary course of business, Seller shall not increase the rate of compensation payable to become payable to Seller's employees;

            (f) Seller shall not execute any union agreement with any collective bargaining unit or union representatives without Buyer's prior consent;

            (g) Seller shall maintain all permits, licenses and other authorizations required for the lawful operation of the Facility;

            (h) Seller shall not sell or remove any of the Property on the Premises without Buyer's prior approval except in the ordinary course of business or those items listed on Exhibit 1.02;

            (i) Seller shall not implement any new employment agreements, bonus plans, employee benefit plans, etc. without Buyer's prior written approval; and

            (j) Seller shall not change its personnel policies without Buyer's prior written approval.

     5.05   Feasibility Inspection of Premises. The exhibits were not available
            ----------------------------------
for the Buyer's review and approval prior to execution of this Agreement. Therefore, Buyer and Seller agree that the following dates shall govern with respect to the Buyer's review and approval of exhibits and Facility. On or before September 1, 1997 shall be the date for all of Seller's preliminary exhibits. Buyer shall have until September 16, 1997, at 5:00 p.m., Central Standard Time, (the "Feasibility Period") to review, approve and inspect the Facility, Assets, exhibits and all of the books and records maintained at the Facility relevant to the operation of the Facility. Buyer shall maintain strict confidentiality of all information obtained during its inspection. Buyer shall have the right to terminate this Agreement if it is not satisfied with any material aspect of the condition of the Assets, including but not limited to, the Property, Premises, Personal Property and operations of the Facility at the end of the Feasibility Period. Buyer's failure to terminate this Agreement on or before the expiration of the Feasibility Period shall be deemed as Buyer's agreement to proceed to Closing. Exhibits that state information as of the Closing Date will be amended three (3) days before the Closing Date and substituted on the Closing Date.

     5.06   Insurance. Seller shall maintain until Closing all existing
            ---------
insurance policies covering the Facility and the Premises, including those policies listed on Exhibit 3.18 attached hereto.

     5.07   Accounts Payable. Seller shall pay all accounts payable at the
            ----------------
Facility for goods received prior to the Closing Date, the liability for which has been incurred by Seller.


                                   ARTICLE VI
                                   ----------
                        BUYER'S CONDUCT PRIOR TO CLOSING
                        --------------------------------

     6.01   Licensure. Buyer shall use its best efforts and due diligence to
            ---------
obtain a license from the Department of Human Services of the State of Texas authorizing Buyer to operate the Facility as presently represented to be licensed and to obtain Medicare and Medicaid certification and provider agreements thereunder.


                                  ARTICLE VII
                                  -----------
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER
                ------------------------------------------------

     The obligations of Buyer under this Agreement are subject to the satisfaction, at or before Closing, of all of the conditions set forth in this
Article VII. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided that no such waiver shall constitute a waiver by Buyer of any of its other rights or remedies at law or in equity if Seller shall be in default of any of its representations, warranties or covenants under this Agreement.

     7.01   Certificate Regarding the Accuracy of Representations. Except as
            -----------------------------------------------------
provided otherwise on an exhibit attached hereto, all representations of Seller in this Agreement or in any written statement delivered to Buyer under this Agreement shall be true at Closing as though made again at that time. A certificate of Seller dated the Closing Date executed by an officer of Seller shall be provided to Buyer at Closing to certify the same.

     7.02   Good Standing Certificate. Seller shall deliver to Buyer a
            -------------------------
certificate of good standing issued by the Secretary of State of Texas.

     7.03   UCC Clearance. Seller shall deliver an appropriate certificate from
            -------------
the Uniform Commercial Code filing officer of the State of Texas with respect to the Personal Property to be transferred herein, showing all existing creditors of Seller having a security interest in any of such Personal Property. All such security interests shall be released prior to Closing or through escrow at Closing.

     7.04   Opinion of Seller's Counsel. Seller shall deliver a favorable
            ---------------------------
opinion of counsel to Seller, dated the Closing Date, in form and substance satisfactory to Buyer, stating that (i) the instruments of conveyance, assignment and transfer of the Property delivered by Seller to Buyer hereunder have been duly authorized, executed and delivered, and are legal, valid and effective for the purpose of conveying to Buyer Seller's, good and marketable title to the Property; (ii) except as may be specified by such counsel, counsel does not know of any litigation, proceeding or governmental investigation pending or threatened against or relating to the Facility, Seller or the Property, nor of any basis for any such litigation, proceeding or governmental investigations; (iii) all proceedings required by law or by this Agreement to be taken by Seller in connection with the transactions contemplated hereunder have been duly and validly taken; (iv) Seller has complete and unrestricted corporate power to convey, assign and deliver to Buyer all of the Property, and the conveyance and transfer of the Property has been duly authorized by Seller's Board of Directors and are not Contrary to Seller's articles of incorporation or bylaws; (v) such Counsel has no knowledge of any defects in the title to any of the Property, or of any claims asserted by others of rights or interests in such Property, and there are no restrictions upon the vesting of title to the Property in Buyer; (vi) no consent or approval of any third party not obtained and in effect on the Closing Date is required to vest good and indefeasible title to the Property in Buyer or to consummate the transactions contemplated hereunder; (vii) such counsel has no knowledge or belief that would lead such counsel to doubt the veracity of any of the covenants, representations or warranties of Seller in this Agreement; and (viii) as to such other matters as Buyer may reasonably request. In rendering the opinion, such counsel may rely as to factual matters on certificates of Seller's officers and upon such other evidence as such counsel may deem necessary or appropriate.

     7.05   Consents. All third parties whose consents or authorizations are
            --------
required in order to convey and transfer to Buyer unencumbered, good and marketable title to the Property shall have given such consents or authorizations in writing.

     7.06   Seller's Compliance. Seller shall have performed satisfied and
            -------------------
complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller.

     7.07   Actions, Suits, Proceedings. No action, suit or proceeding before
            ---------------------------
any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted on or before the Closing Date.

     7.08   Title Insurance. At the Closing, there shall be delivered to Buyer,
            ---------------
as the insured, a standard Texas Department of Insurance promulgated form extended coverage policy of title insurance, with endorsements sufficient to remove the survey exception and other standard exceptions, in the amount of the Purchase Price, issued by a qualified title insurance company, as provided in
Section 5.01 above, insuring Buyer as the fee owner of the Premises, showing as exceptions only the permitted exceptions.

     7.09   Survey; Environmental Study. Buyer and Seller shall each pay fifty
            ---------------------------
percent (50%) of the cost of a boundary line survey of the Premises acceptable to Buyer and sufficient to remove the survey exception from the aforementioned policy of title insurance showing the location of all structures, improvements, rights of way, easements, setbacks, encroachments, access, dimensions, and other matters affecting the Premises; prepared by a registered land surveyor and a, at Buyer's expense, a Phase I Environmental Study, both of which shall comply with the requirements of Section 5.02 hereof.

     7.10   Licenses, Permits. Seller and Buyer agree that Buyer shall have
            -----------------
obtained in its name all permits, licenses and other governmental approvals required for the operation of the Facility before the Effective Date, including, but not limited to, the following: written approval or a waiver of the need for such approval pursuant to Certificate of Need or Capital Expenditure Review (Section 1122 of the Social Security Act, as amended), or any federal or state Successor legislation, and a license issued by the State Department of Health to operate the Facility with the same licensed bed capacity of the Facility as set forth herein.

     7.11   Provider Agreements, Approvals, Certification. Buyer shall be
            ---------------------------------------------
satisfied that, if applied for, signed provider agreements, new provider numbers, and all appropriate Medicaid and Medicare approvals and certification, if any, shall be obtainable.

     7.12   Correction, Improvements. All corrections or improvements required
            ------------------------
to be made to the improvements, to the Property by any federal, state or local governmental agency or by any third party payor to effect transfer of licensure, the Premises and all provider agreements to Buyer at Closing shall be made or performed in accordance with Section 3.16 hereof prior to Closing. If such corrections or improvements are due to deficiencies cited prior to the Closing Date, they shall be made at Seller's expense. If Seller elects not to make the required corrections or improvements, Buyer may terminate this Agreement and receive a refund of Deposit, or accept the Facility without such corrections or improvements and proceed to Closing. If such corrections or improvements are due to deficiencies cited after the Closing Date, they shall be made at the expense of Buyer.

     7.13   List of Seller's Creditors. The Seller shall furnish to the Buyer,
            --------------------------
in accordance with the requirements of the Uniform Commercial Code, a list of Seller's existing creditors, signed and sworn to by an officer of the Seller containing the names and business addresses of all existing creditors of the Seller, with the amounts due to each creditor, and also the names of all persons who are known to the Seller to assert claims against it even though such claims are disputed. The Seller understands that, in accordance with the provisions of the Uniform Commercial Code, the Buyer intends to deliver or send appropriate notice to all the persons shown on the list of creditors furnished by the Seller and to other persons, if any, who are known to the Buyer to hold or assert claims against the Seller. The Seller will cooperate with the Buyer in all matters relating to such notice and will furnish any additional information that may be required by the Buyer to satisfy the statutory provisions in this regard.

     7.14   Tax and Assessment Clearance Certificate. Seller shall provide to
            ----------------------------------------
Buyer a certificate from the applicable taxing and assessing authorities as Buyer may reasonably request as evidence that all property tax liabilities and assessments of Seller accruing for all tax years prior to the current tax year, have been fully satisfied or provision for such satisfaction has been made.

     7.15   Exterminator's Report. Seller shall have delivered to Buyer an
            ---------------------
exterminator's certification attached hereto as Exhibit 7.15, to the effect that there is no evidence of infestation or infection of structurally damaging pests or organisms nor damage to the Facility caused by same. If such exists, repair and treatment shall be done prior to the Closing Date at the sole expense of Seller.

     7.16   Seller's Noncompete Agreement. Robert Crone and any members of his
            -----------------------------
immediate family who are presently involved in the operation of the Facility, shall have executed and delivered their Non-Competition Agreements, the form of which is attached as Exhibit 9.01(c) whereby they agree that they will not directly or indirectly compete with Buyer in the County of Hidalgo, Texas for a term of seven (7) years following the Closing Date.

     7.17   Extraordinary Events. There shall not have been (i) any suspension
            --------------------
of trading in or limitation on prices for securities generally on any national securities exchange, or (ii) the declaration or a bank moratorium or any suspension of payment of banks, or (iii) the commencement of armed hostilities or other national or international calamity directly involving the United States which directly and materially affects the business or Property of the Seller.

     7.18   Concurrent Sale of Adjacent Land To Buyer. Prior to the Closing,
            -----------------------------------------
Buyer and Seller shall have entered into a binding and definitive mutual written agreement whereby Seller agrees to sell its fee interest in the Adjacent Land to Buyer and Buyer agrees to purchase Seller's interest in the Adjacent Land. Buyer shall further have satisfied itself that the Adjacent Land may be purchased by Buyer on such terms and conditions as therein contained. Buyer's purchase of the Adjacent Land shall take place concurrently with the Closing. Notwithstanding anything to the contrary contained in this Agreement, if this condition is not satisfied at Closing, at Closing Buyer may, at its sole discretion and upon written notice to Seller and Escrow Holder, elect not to purchase the Facility and Buyer shall thereupon be entitled to receive a return of its Deposit, plus all accrued interest thereon.


                                  ARTICLE VIII
                                  ------------
                  CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE
                  --------------------------------------------

     The obligations of Seller under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article VIII. Seller may waive any or all of these conditions in whole or in part without prior notice, provided, however, that no such waiver of a condition shall constitute a waiver by Seller of any of its other rights or remedies, at law or in equity, if Buyer shall be in default of any its representations, warranties or covenants under this Agreement.

     8.01   Accuracy of Representations and Warranties. Except as otherwise
            ------------------------------------------
permitted by this Agreement, all representations and warranties by Buyer in this Agreement or in any written statement delivered by Buyer under this Agreement shall be true on and as of the Closing as though made at that time.

     8.02   Good Standing Certificate. Buyer shall deliver a good standing
            -------------------------
certificate issued by the Secretary of State of the State of Texas and of each other state in which Buyer transacts business.

     8.03   Opinion of Buyer's Counsel. Buyer shall deliver an opinion of
            --------------------------
counsel to Buyer, dated the Closing Date, and in form and substance satisfactory to Seller, stating that (i) Buyer is a corporation duly incorporated in the state of its incorporation or a partnership validly existing and authorized to do business in the State of Texas, (ii) that Buyer has complete and unrestricted power to transact the purchase of the Property hereunder and that the purchase of said Property has been duly authorized by Buyer's Board of Directors and is not contrary to Buyer's articles of incorporation, bylaws or partnership agreement, if applicable; (iii) such counsel has no knowledge or belief that would lead such counsel to doubt the veracity of any of the covenants, warranties or representations of Buyer in this Agreement; and (iv) as to such other matters as Seller may reasonably request. In rendering the opinion, such counsel may rely as to factual matters on certificates of Buyer's officers and upon such other evidence as such counsel may deem necessary or appropriate.

     8.04   Buyer's Compliance. Buyer shall have performed, satisfied and
            ------------------
complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer.

     8.05   Actions, Suits, Proceedings. No action, suit or proceeding before
            ---------------------------
any court or governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation shall have been instituted on or before the Closing Date.


                                   ARTICLE IX
                                   ----------
                                    CLOSING
                                    -------

     The Closing of this Agreement shall take place at the offices of Hidalgo County Abstract and Title, at 4900 N. Tenth Street, Suite E-2, McAllen, Texas, 78504 at 10:00 a.m. local time, on or before Monday, November 24, 1997, to be effective as of 12:00 a.m., local time, December 1, 1997 (the "Closing Date" or "Closing"). The parties hereto may by mutual consent expressed in writing fix another time to be the Closing Date or another location for the Closing. In the event the conditions precedent to the closing of this transaction listed in Articles VII and VIII hereof have not occurred in time to allow the Closing to take place on the Closing Date, the transaction shall close as soon thereafter as possible and such Closing shall be effective as of that date and time. The Parties hereto agree to use their best efforts to ensure that the transaction closes on the Closing Date as specified herein or as soon thereafter as possible. If the Closing has not occurred on or prior to December 1, 1997, either party may, by written notice to the other, terminate this transaction without liability to the other providing the party giving notice is not then in default.

     9.01   Seller's Obligations at Closing. At the Closing, in addition to
            -------------------------------
having satisfied the conditions precedent provided in Article VII, Seller shall deliver or cause to be delivered to Buyer:

            (a) For all real property and interests in real property, an Assignment of Lease, sufficient to convey to Buyer all of Seller's right to any options to purchase the Facility, as contained in the Lease, with the written consent of the Owner, properly executed and acknowledged, conforming to and conveying the agreed state of the title, in recordable form as shall be reasonably acceptable to Buyer;

            (b) For all Personal Property, a general warranty bill of sale with full covenants of warranty, in the form set forth on Exhibit 9.01(b) hereto, properly executed and acknowledged, conforming to the terms of this Agreement; for all supplies, a general warranty bill of sale in the form set forth on
Exhibit 9.01(b) hereto, properly executed and acknowledged, and conforming to the terms of this Agreement (the "Bills of Sale") ;

            (c) A Non-Competition Agreement, the form of which is attached as
Exhibit 9.01(c), executed by Seller;

            (d) For all leases, maintenance contracts, service contracts and other agreements which are transferable, an assignment of Seller's interest (the "Assignment", in the form set forth on Exhibit 9.01(d) hereto, properly executed and acknowledged, and conforming to the terms of this Agreement;

            (e) A Schedule of Seller's Accounts Receivable as of the Closing
Date;

            (f) A list of all present employees, their rates of pay, length of employment, and vacation, holiday and sick leave accruals as of the Effective Date;

            (g) All other Exhibits to this Agreement which are required to be updated by Seller to the Closing Date; and

            (h) Seller, at any time before or after the Closing Date, will execute, acknowledge, and deliver any further assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer, or reducing to possession, any or all of the Property to be conveyed or transferred by this Agreement. If requested by Buyer, Seller further agrees to prosecute or otherwise enforce in their name for the benefit of Buyer any claims, rights or benefits that are transferred to Buyer by this Agreement and that require, in Buyer's opinion, prosecution or enforcement of claims, rights or benefits, and such prosecution or enforcement under this paragraph shall be solely at Buyer's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by Seller. On the Closing Date, Seller shall put Buyer into full possession and enjoyment of the Property.

     9.02   Buyer's Obligations at Closing. At the Closing, in addition to
            ------------------------------
having satisfied the conditions precedent provided in Article VIII, Buyer shall deliver or cause to be delivered to Sellers:

            (a) The Purchase Price specified in Article II hereof and all costs and expenses payable by or under the terms of this Agreement (see (b) and (e) attached);

            (b) All documents, required of Buyer by the Title Company for issuance of the Owner's title policy to be issued at the Closing; and

            (c) The certificates and opinion of Counsel set forth in Article VIII hereof.


                                   ARTICLE X
                                   ---------
                      POST-CLOSING OBLIGATIONS OF PARTIES
                      -----------------------------------

     10.01  Post-Closing Obligations of Seller. Subsequent to the Closing Date,
            ----------------------------------
in addition to that provided above, Seller covenants and agrees as follows:

            (a) Accounts Payable. Seller is responsible for payment of all
                ----------------
accounts payable that have accrued from or in connection with the operation of the Facility for any period prior to the Closing Date. Seller, therefore, agrees to save, indemnify and hold Buyer harmless from any and all loss, damage, injury or expense incurred by Buyer as a result of Seller's non-payment of such accounts payable.

            (b) Survival of Representations. All statements contained in any
                ---------------------------
certificate or other instrument delivered by or on behalf of Seller pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations of Seller. All representations of Seller shall survive for one (1) year following the Closing.

            (c) Records. Seller agrees to make available to Buyer all current
                -------
patient accounts and current patient financial records which may reasonably be required by Buyer.

     10.02  Post-Closing Obligations of Buyer. Subsequent to the Closing Date,
            ---------------------------------
in addition to that provided above, Buyer covenants and agrees as follows:

            (a) Assumption of Leases, Contracts and Commitments. Buyer agrees to
                -----------------------------------------------
assume and be bound by all of the terms and provisions of the Contracts referred to in Exhibit 1.01(c) hereof. Buyer shall indemnify and hold Seller harmless from any matter or loss, damage, injury or expense related to the performance of, services rendered, or goods sold under or pursuant to such Contracts after the Closing Date;

            (b) Accounts Receivable. Buyer agrees that the Accounts Receivable
                -------------------
of Seller as of the Closing Date are not being transferred or sold hereunder (the "Accounts Receivable"). At Closing, Seller will deliver a Schedule of the Accounts Receivable, acknowledged by Buyer, which will list said Accounts Receivable by Patient. Those receipts from patients designated on such schedule of Accounts Receivable will be paid by Buyer to Seller up to the total account for each such patient so listed that are attributable to the period of Seller's operation of the Facility prior to the Closing Date. Buyer acknowledges that whereas room and board charges are billed in advance, miscellaneous services are billed in arrears. Buyer, therefore, agrees to cooperate with Seller in billing and collecting miscellaneous services provided by Seller prior to the Closing Date. Buyer and Seller agree that, for patients continuing as patients in the Facility after the Closing Date, payments made shall be first applied to past due charges unless otherwise agreed for specified accounts or indicated on the payment itself. It is understood that Buyer is agreeing merely to receive payments on Seller's Accounts Receivable and not to actively collect same. As to Seller's Accounts Receivable that have not been collected at the end of the ninety (90) day collection period, Seller thereafter shall collect such Accounts Receivable for its own account and Buyer shall have no further responsibility therefor, except that Buyer agrees to promptly forward any payments received by Buyer on Seller's account, to Seller;

            (c) Patient Trust Accounts. Buyer acknowledges that Seller will
                ----------------------
transfer all of its patient trust accounts to Buyer as of the Closing Date, which patient trust accounts are attached as Exhibit 3.19 hereto. With respect to such patient trust accounts, Buyer agrees to assume custody of such accounts and deal with them in a fiduciary capacity required by law;

            (d) Maintenance of Patient Records. Buyer understands that all the
                ------------------------------
Seller's current patient records are being transferred hereunder to Buyer, as required by law, and with respect to all current patient records, Buyer agrees to diligently maintain such records as prescribed by law and to allow Seller or its agents or representatives to reasonably examine such records relating to the period of Seller's operation of the Facility from time to time and to make copies thereof at Seller's expense; and

            (e) Survival of Representations. All statements contained in any
                ---------------------------
certificate or other instrument delivered by or on behalf of Buyer pursuant hereto, or in connection with the transaction contemplated hereby, shall be deemed representations of Buyer. All representations, warranties and covenants made by Buyer shall survive the Closing.


                                   ARTICLE XI
                                   ----------
                                INDEMNIFICATION
                                ---------------

     11.01  Indemnity by Seller. Seller hereby agrees to indemnify, defend and
            -------------------
hold Buyer harmless from and against any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, costs and expenses, which Buyer may suffer as a result of the untruth of any of the representations made herein, or any default by Seller in the performance of any of its commitments, covenants or conditions under this Agreement, or for any liabilities which may arise from operation or ownership of the Property by Seller prior to the Effective Date. For the purposes hereof, any representation shall be deemed to be inaccurate if it omits to state any fact which is necessary in order to make the statements contained therein not false or misleading. The rights of Buyer under this
Section 11.01 are without prejudice to any other remedies not inconsistent herewith which Buyer may have against Seller.

     Seller hereby indemnifies and agrees to defend and hold Buyer harmless from any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies except as stated in Section 3.16(a) (including interest, penalties, reasonable attorneys' fees, costs and expenses) which Buyer may suffer as a result of Seller's failure to file cost reimbursement reports with all written proposed audit adjustments to such cost reports for the period of its operation of the Facility, or its failure to correct any deficiencies with respect to such reports, or its failure to accurately compute and bill charges for reimbursement which results in liability for any overcharge, or as a result of any liability arising pursuant to Section 1128A of the Social Security Act for the period of its operation of the Facility. This indemnification shall survive for a term of one (1) year from the Closing date.

     11.02  Indemnity by Buyer. Buyer hereby agrees to indemnify, defend and
            ------------------
hold Seller harmless from and against any and all claims, demands, obligations, losses, liabilities including interest, penalties and reasonable attorneys' fees, costs and expenses, which Seller may suffer as a result of the untruth of any of the representations or warranties of Buyer herein or given pursuant hereto, or any default by Buyer in the performance of any of its commitments, covenants or conditions under this Agreement, or for any liabilities which may arise from operation or ownership of the Property by Buyer from and after the Closing Date. For the purposes hereof, any representation shall be deemed to be inaccurate if it omits to state any fact which is necessary in order to make the statements contained therein not false or misleading. The rights of Seller under this Section 11.02 are without prejudice to any other remedies not inconsistent herewith which Seller may have against Buyer.

     11.03  Contested Claims. Upon receiving notice of a claim for
            ----------------
indemnification, the receiving party shall be entitled to defend, compromise, or otherwise contest such claim at its own cost and expenses. In the event the notifying party determines that it may, in light of such claim, be subject to any loss, damage or expense, the notifying party shall have the right, but not the obligation, to participate at its own expense in the defense, compromise or contest of such claim; provided, however, the receiving party shall be entitled to control such defense unless the notifying party assumes all liability thereof.


                                  ARTICLE XII
                                  -----------
                                 MISCELLANEOUS
                                 -------------

     12.01  Legal Expenses. If any legal action or other proceeding is brought
            --------------
for the enforcement of this Agreement, or because of an alleged or actual dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys, fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     12.02  Expenses. Each of the parties shall pay all costs and expenses
            --------
incurred or to be incurred by it in negotiating and preparing this Agreement and in carrying out the transactions contemplated herein, except as otherwise provided herein.

     12.03  Assignment. Neither this Agreement nor the rights, duties or
            ----------
obligations arising hereunder shall be assignable or delegable by either party without the express prior written consent of the other, which consent will not unreasonably be withheld; provided, however, that Buyer may assign this Agreement or its rights, duties or obligations hereunder to a wholly-owned subsidiary of Buyer, or to a corporation which is a member of an affiliated group of companies of which Buyer is the common parent corporation (within the meaning of Section 1540 of the Internal Revenue Code, as amended) which group is permitted to file a consolidated federal income tax return. Neither shall the restriction on assignment or delegation apply to a merger or consolidation involving Buyer and any other corporation. In the event of such a permitted assignment, Buyer shall not be released from its obligations hereunder without the express written consent of Seller, nor shall a notation be deemed to have occurred without such written consent. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by Buyer and Seller and their respective permitted successors and assigns. Seller hereby further consents in advance to an assignment by Buyer to a real estate investment trust.

     12.04  Parties in Interest. Nothing in this Agreement, whether express or
            -------------------
implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than Buyer and Seller and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provisions give any third persons any right of subrogation or action over or against any party of this Agreement.

     12.05  Notices. All notices, requests, demands, and other communications
            -------
hereunder shall be in writing, and shall be deemed to have been duly given when personally delivered or, if mailed, seventy-two (72) hours after mailing the said notice, registered or certified mail, postage prepaid, return receipt requested, and properly addressed as follows:

     To Buyer (if by mail):   Summit Care Corporation
                              2600 W. Magnolia Blvd.
                              Burbank, California 95107-2100
                              Attn: President or
                              Chairman of the Board

     With Copies to:          Frank S. Osen, Esq.
                              9454 Wilshire Boulevard
                              Suite 800
                              Beverly Hills, CA 90210

     To Seller:               Robert Crone -
                              South Texas Health Care, Inc.
                              3201 North Ware Road
                              McAllen, Texas 78501
                              Attn: Robert Crone, President

     With Copies to:          Larry W. Langley, Esq.
                              Akin, Gump, Strauss,
                              Hauer, Feld, LLP
                              816 Congress Avenue
                              Austin, Texas 78701

or at such other address as either party may by like notice designate to the other in writing.

     12.06  Applicable Law. This Agreement shall be construed and enforced in
            --------------
accordance with the laws of the State of Texas.

     12.07  Counterparts. This Agreement may be executed simultaneously in one
            ------------
or more Counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.08  Effect of Captions. The captions of section and subsections of this
            ------------------
Agreement have been inserted solely for convenience and reference, and shall not control or effect the meaning or construction of any of the provisions of this Agreement.

     12.09  Entire Agreement; Modification; Waiver. This Agreement and the
            --------------------------------------
exhibits hereto, constitute the entire Agreement between Seller, on the one hand, and Buyer, on the other, pertaining to the subject matter contained in it and supersedes all prior agreements, representations and all understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless expressed as such and executed in writing by Buyer and Seller. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver. No waiver shall be binding unless expressed as such in a document executed by the party making the waiver.

     12.10  Publicity. Seller agrees to consult with Buyer concerning any notice
            ---------
to employees, patients, families, referral sources or government agencies concerning the transactions contemplated by this Agreement. All other notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned, mutually coordinated and released by and between Buyer and Seller. Buyer shall make no public disclosure without Seller's consent which may not be unnecessarily withheld or delayed. None of the parties shall act unilaterally in this regard without the prior written approval of the other; however, the approval shall not be unreasonably withheld.

     12.11  Risk of Loss. Seller shall bear the risk of loss or damage to the
            ------------
Premises from fire or other casualty until the Closing Date. In the event of any material damage to or destruction of the Premises by fire or other casualty, whether or not insured, or the taking of all or any material part of the Premises by power of eminent domain or deed in lieu thereof, prior to the Closing Date, Buyer may, at its option and, as its sole and exclusive remedy, either (a) terminate this Agreement and all rights and obligations hereunder, in which event all funds and documents deposited by Buyer into the Escrow shall be returned promptly to Buyer and all documents and other items deposited by Seller into the Escrow shall be returned promptly to Seller, or (b) elect to proceed with the purchase of the Premises, in which event Seller shall deliver possession of the Premises to Buyer at the close of the Escrow together with (i) all insurance proceeds received by Seller in connection with such damage or destruction and (ii) an assignment of all rights and claims of Seller under any applicable insurance policies. Should Buyer elect to proceed with the purchase of the Premises as provided in the foregoing subclause (b), Seller agrees to fully cooperate with and assist Buyer in adjusting any loss and perfecting and pursuing any claim under any applicable insurance policy. For purposes of this Agreement, the phrase "material" damage to or destruction of the Premises shall mean any damage to or destruction of any part of the Premises, the effect of which would materially impair the current use and operation of the Premises.

     12.13  Broker and Professional Fees. Tesch & Associates ("Tesch") are the
            ----------------------------
only brokers in this transaction. Buyer agrees to pay any brokerage commission claimed to be due from Tesch with respect to this transaction. Tesch is acting as agent for the Buyer and does not represent the interests of any other party hereto.

     12.14  Waiver of Deceptive Trade Practices - Consumer Protection Act. Buyer
            -------------------------------------------------------------
represents, covenants and agrees that Buyer is not in a significantly disparate bargaining position. Further, Buyer represents, warrants and agrees that Buyer is represented by legal counsel in seeking or acquiring goods or services, other than the purchase or lease of a family residence occupied or to be occupied as Buyer's residence, by a purchase or a lease for a consideration paid or to be paid that exceeds $500,000.00. Finally, Buyer represents, warrants, and agrees that it waives all of the provisions of the Deceptive Trade Practices - Consumer

Protection Act, other than Section 17.555, by this express provision in this written contract signed by both Buyer and Buyer's legal counsel.


                           /s/ Derwin L. Williams
                          -------------------------
                                     Buyer


                           /s/ Frank S. Osen
                           -------------------------
                             Buyer's Legal Counsel

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

In the Presence of                  SELLER

                                    ROBERT CRONE-SOUTH TEXAS
                                    HEALTH CARE, INC.,
                                    a Texas Subchapter S corporation


                                    By: /s/ Robert J. Crone
                                        -------------------
                                        President



                                    BUYER

                                    SUMMIT CARE TEXAS, L.P.,
                                    a Texas limited partnership

                                    By:Summit  Care  Texas  Management,
                                       Inc.,a Texas corporation
                                       and sole general partner


                                    By: /s/ Derwin L. Williams
                                        ----------------------
                                        Sr. V.P. Finance
                                        ----------------
                                         [Title]

                                 EXHIBIT LIST

                                                            Page
                                                            ----

1.01(a)(i)       Facility Legal Description and Lease
1.01(a)(ii)      Facility Option Agreement
1.01(a)(iii)     Adjacent Land Legal Description
                 and Trust Deed
1.01(b)          Personal Property
1.01(c)          Contracts
1.01(g)          Transferable Licenses and Permits
1.02             Excluded Assets
3.02             Authority Exceptions
3.03             Financial Statements
3.05             Changes
3.06             Liabilities
3.08             Condition of Property
3.10             Survey
3.11             Personal Property Leases; Liens
3.14             Adverse Claims; Litigation
3.15             Labor; Vacation and Holiday Policies
3.15             Employee List
3.16             Current Inspection Reports
3.17             Cost Reports
3.18             Description of Insurance Policies
3.19             Schedule of Patient Trust Accounts
3.20             Current Patient Census
5.01             Title Commitment
7.01             Certificate of Seller
7.02             Seller's Good Standing Certificate
7.03             UCC Clearance
7.04             Opinion of Seller's Counsel
7.05             Consents of Third Parties(i)
7.14             Tax Clearance Certificate
7.15             Exterminator's Report
8.03             Opinion of Buyer's Counsel
9.01(a)          Form of Assignment of Lease
9.01(b)          Form of Bills of Sale
9.01(c)          Form of Seller's Non-Compete Agreement
9.01(F)          Seller's Accounts Receivable

                                              AMERICAN TITLE COMPANY
                                              SF  355545-A
                                                  --------
                                              CLOSER  157 W. KELLER
                                                      --------------

                 CONSENT TO ASSIGNMENT OF LEASEHOLD ESTATE OF
          BRIARCLIFF NURSING & REHABILITATION CENTER, MCALLEN, TEXAS

     On August 12, 1992, Robert Crone/South Texas Healthcare, Inc., entered into a Lease Agreement as Lessee, with Lloyd Hobbs, as Lessor (Owner) of the Briarcliff Nursing & Rehabilitation Center, in McAllen, Texas. Legal Description attached as Exhibit "A".

     On January 1, 1995, Lloyd Hobbs assigned all his right, title and interest in the Lease Agreement to Hobbs & Curry Family Limited Partnership, and on April 19, 1997 this Lease was amended to add a seventy-four bed addition and increase the monthly rental payment.

     Now comes Summit Care Texas, L.P., whose address is 2600 West Magnolia Boulevard, Burbank, California 95107-2100 agreeing to assume and perform all of the terms, covenants and conditions, as Lessee under this Lease and further agreeing to keep the Certificate and License in full force and effect during the term of the Lease. Summit Care specifically acknowledges the escalation provision of Paragraph 2 of the Lease Agreement.

     The Lease will be considered in default if the Lessee (Summit Care) shall fail or neglect to pay the rentals when due, or to pay any other sums of money which they are required by this Lease to pay, and such non-payment shall continue on the tenth day after written notice of the same has been posted to Lessees. In the event of default of this Lease, Lessee will forfeit and transfer any rights, or ownership of contracts and ownership of the Certificate of Need at this location, with the State of Texas or the United States Government, to Lessor.

     Summit Care Texas, L.P. ("Lessee") agrees to assume all other terms, covenants and conditions of this Lease as originally written and amended.

     Robert Crone/South Texas Healthcare, Inc. agrees to remain liable to the Lessor on this Lease if Summit Care should default.

     Subject to the above terms and conditions, any other terms and conditions of the Lease, Hobbs & Curry Family Limited Partnership hereby agrees to consent to the Assignment of this Lease and Option on the Briarcliff Nursing & Rehabilitation Center, McAllen, Texas to Summit Care Texas, L.P.

     The next rental payment of $53,218.75 will be due December 1st, 1997 and monthly thereafter.

     The Option may be exercised on October 1, 2003, provided the lease payments are current and the Lease is in full force and effect. The amended option price will be Four Million Seven Hundred Thousand Dollars ($4,700,000.00).

WITNESS OUR HANDS this 20th day of November, 1997.

                                    SUMMIT CARE, TEXAS, L.P.


                                    By:  /s/ DERWIN L. WILLIAMS
                                         --------------------------
                                    NAME: Derwin L. Williams
                                    Title: Sr. V.P. Finance

                                    Date: 11/24/97

                                    ROBERT CRONE/SOUTH TEXAS
                                    HEALTHCARE, INC.


                                    By: /s/ ROBERT CRONE
                                        ----------------
                                    Robert Crone, President

                                    Date: 11/24/97

                                    HOBBS AND CURRY FAMILY LIMITED
                                    PARTNERSHIP


                                    By. /s/ C. DAVID CURRY
                                            --------------
                                    Name: C. David Curry
                                    Title: General Partner
                                    Date: November 20, 1997

                                  EXHIBIT "A"


Lot One (1), PRIMO SUBDIVISION No. 2, an Addition to the City of McAllen, Hidalgo County, Texas; according to map or plat thereof recorded in Volume 31, Page 40B, Map Records, Hidalgo County, Texas.

                                ACKNOWLEDGEMENT


STATE OF ARKANSAS

COUNTY OF SEBASTIAN

     On this the 20th day of November, 1997, before me, the undersigned officer, personally appeared C. David Curry, known to me to be the person whose name is subscribed to the within Consent To Assignment of Leasehold Estate of Briarcliff Nursing & Rehabilitation Center, McAllen, Texas, and acknowledged that he executed the same for the purposes therein contained.

     In Witness Whereof I hereunto set my hand and official seal.

                                                 [SIG]
                                         -----------------------
                                         Notary Public

                                         My Commission expires:

                                         November 1, 2000


[SEAL]

THE STATE OF TEXAS  )

COUNTY OF HIDALGO   )



     This instrument was acknowledged before me this 24th day of November, 1997, by DERWIN L. WILLIAMS, SR. V.P. FINANCE, of SUMMIT CARE TEXAS, L.P., a Texas Limited Partnership.



                                    WANDA KELLER
                         [SEAL]     MY COMMISSON EXPIRES
                                    August 19, 2000


                                    /s/ WANDA KELLER
                                    ----------------
                                    NOTARY PUBLIC, STATE OF TEXAS



THE STATE OF TEXAS  )

COUNTY OF HIDALGO   )



        This instrument was acknowledged before me on this 24th day of November, 1997, by ROBERT J. CRONE, PRESIDENT of ROBERT CRONE/SOUTH TEXAS HEALTHCARE, INC.

                                    WANDA KELLER
                         [SEAL]     MY COMMISSON EXPIRES
                                    August 19, 2000


                                    /s/ WANDA KELLER
                                    ----------------
                                    NOTARY PUBLIC, STATE OF TEXAS

                          AFTER RECORDING RETURN TO:

                        AMERICAN TITLE CO.  OF HOUSTON
                            SPRING OFFICE - BRANCH
                               25317 I-45 NORTH
                          THE WOODLANDS, TEXAS 77380

                      FIRST AMENDMENT TO LEASE AGREEMENT

     This Amendment to Lease Agreement entered into this 9th day of April, 1996, amending the Lease Agreement dated August 12, 1992, on Briarcliff Nursing & Rehabilitation Center of McAllen, Texas between Lloyd G. Hobbs as Lessor and ROBERT CRONE/SOUTH TEXAS HEALTHCARE, INC., as Lessee. Lloyd G. Hobbs assigned his interest in this lease agreement to Hobbs & Curry Family Limited Partnership on January 1, 1995.

     Now, Lessor and Lessees have agreed to add seventy-four beds to the Briarcliff Nursing & Rehabilitation Center, making a total of 194 beds. Lessor and Lessee have also agreed to increase the monthly rent by Nineteen Thousand Nine Hundred Sixty-Seven Dollars and Fifty-Eight Cents ($19,967.58) per month beginning when construction of the addition is complete and is ready for occupancy.

     Lessor is presently paying $30,027.81 per month rental on the original 120 beds and the increase of $19,967.58 for the addition would make a total monthly rental payment of $49,995.39, until such time as there is an increase in the Medicaid rates. It is expressly understood by both parties that the escalation clause in Paragraph 2 of the Lease Agreement will prevail and that this escalation clause will pertain to the total of 194 beds, after completion of the addition, and that any increase in Medicaid rates will increase the monthly rental payments accordingly for the balance of the lease term.

     All other terms of the Lease Agreement, dated August 12, 1992, will remain the same as originally written.

     Witness our hands this 9th day of April, 1996.

                              HOBBS & CURRY FAMILY LIMITED
                              PARTNERSHIP

                              /s/ LLOYD HOBBS
                              ---------------
                              Lloyd Hobbs, General Partner
                              Lessor


                              ROBERT CRONE/SOUTH TEXAS
                              HEALTHCARE, INC.

                              /s/ ROBERT CRONE
                              ----------------
                              Robert Crone, President, Lessee

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT entered into this 12th day of August, 1992, by and between LLOYD HOBBS as LESSOR, and ROBERT CRONE/SOUTH TEXAS HEALTHCARE, INC., 213 North 40th, McAllen, TX 78501, as LESSEE,

                                  WITNESSETH:

     THAT for and in consideration of the covenants herein contained and the rent hereby reserved, the Lessor has hereby let and rented to Lessee and Lessee has hired and taken from the Lessor, the following described property, consisting of one, 120-bed nursing home, commonly known as Briarcliff Nursing & Rehabilitation Center of McAllen, Texas, located on the premises in Hidalgo County, Texas, more particularly described in Exhibit "A" attached hereto, including all furniture, fixtures and equipment located therein, provided and installed by Lessor, paid for by Lessor, more particularly described in Exhibit "B" attached hereto, to have and to hold the same for the period of years and upon the terms and conditions hereinafter stated:

     1. The term of this Lease shall be for the period of Fifteen (15) years, commencing July 1, 1993 and ending June 30, 2008.

     2. The rental shall be Twenty-Eight Thousand Four Hundred Seventy-Six Dollars ($28,476.00) per month, payable in advance on or before the first day of each month, except the rent shall be reduced to Twenty-Three Thousand Four Hundred Seventy-Six Dollars ($28,476.00) for the first three (3) months of the Lease, then back to $28,476.00 per month for the balance of the term of the Lease, plus escalation as provided below. If the Lease shall commence on a day other than the first day of the month, the rent will be pro-rated for the first month. The rental payment will be mailed to Lloyd Hobbs, P.O. Box 126, Fort Smith, Arkansas 72902, or to such other address as may be directed in writing. The escalation clause is based upon increases in the Medicaid rates of 13.7% of the Texas 207 Tile rates, times 120 beds times 30.4 average days per month and shall be adjusted on the first day of the month following the effective date of each and every rate increase. As an example, the 207 Texas Tile rate is now $56.62 per day, times 120 beds, equals $6,794.40, times 365 days, equals $2,479,958.00. $28,478 per month rent times 12 equals $341,712 annual rent. $341,712 divided by $2,479,956 equals 13.7% of any 207 Tile rate increase, times 50%.

     3. Lessee agrees to pay all taxes, general or special, assessed against the land, buildings and personal property, from the time the property is deeded to Lessor forward. An escrow for taxes is required; therefore, an escrow payment of $1,500.00 forward. An escrow for taxes is required; therefore, an escrow payment of $1,500.00 per month will be deposited with the Lessor for payment of taxes. This escrow payment will be adjusted annually, to cover the taxes as levied against the real and personal property by all taxing authorities using the previous year as a guide.

     4. The Lessee shall be responsible for and pay for fire and extended coverage on the building and contents in such amount as shall be reasonably requested by Lessor, being at least replacement value. The Insurance policy shall designate Lessor and Lessee as named insured and loss payee, as their interests may appear. If Lessee fails or neglects to provide this insurance as required, Lessor may obtain same and add the premium cost to the next lease payment due.

     5. In the event of partial destruction of the building and contents (that is, destruction of less than half, in value of the building and contents) by fire or other casualty, then the Lessee shall be entitled to the insurance proceeds and shall be obligated to restore the premises, including furniture, furnishings, fixtures and equipment, to at least as good condition as it was, prior to the destruction. Any insurance proceeds, in the event of loss, will be escrowed with Owner of the building. Owner will pay bills incurred, as directed by Lessee, from insurance proceeds, to repair damages as presented by repair contractors. If repairs cost more than insurance proceeds Lessee will be obligated to pay the difference from Lessee's own funds. If destruction is fifty percent (50%) or more, of value, Lessor shall be entitled to the insurance proceeds and shall, at his option, restore the premises as above provided or cancel the Lease. In the event of destruction of fifty percent (50%) or more of value, Lessor shall advise Lessee, within thirty (30) days following the destruction, of his election in this regard.

     6. In the event of a taking of all or of part of the land and buildings as a result of eminent domain, condemnation or other governmental taking, the consideration paid therefore shall be paid to the Lessor, and from the date of payment of such consideration, the rental amount shall abate and be reduced in proportion to the relation of the amount of the consideration to $2,400,000.00 in value.

     7. Lessee shall, as long as this Lease remains in effect, procure and keep in effect, general public liability insurance against claims for bodily injury or death occurring upon, in or about the demised premises, and on, in or about the adjoining streets and passageways, with limits of not less than $3,000,000.00 any one person or incident. Lessee shall also provide for malpractice insurance. Lessor shall be a named insured on all policies.

     8. Lessee agrees that it will at all times, during the term of this Lease or any extension thereof, indemnify, protect, defend and save harmless, the Lessor, against any and all claims, costs, charges, liabilities, or expenses arising from damage or injury, actual or claimed, of whatever kind or character, to property or persons occurring in or about the demised premises, streets, sidewalks, passageways, parking lots, and alleys adjacent thereto, and agree to resist or defend such action or proceedings, and cause the same to be defended at his expense.

     9. The premises shall be used as a licensed nursing home and for no other purpose without the written consent of Lessor, Lessee agrees to maintain the entire premises, including buildings, drives, parking area, furniture, fixtures, equipment, and decoration in good and tenable repair and condition. Lessee shall, at its expense, repair or replace items as may be necessary to comply with this covenant, and such that the premises shall at all times qualify for and remain, licensed as, at least an ICF II or private pay for a 120-bed nursing home under the laws and regulations of the United States and the State of Texas. A reduction in, or loss of, this or equivalent license rating, in the event license ratings are changed, will be considered a default in this Lease.

     10. Lessee, with the prior written consent of the Lessor, which consent shall not be unreasonably withheld, shall have the right to make such additions, alterations, changes and improvements on the demised premises as Lessee shall deem necessary or desirable; provided that no such addition, alteration, change or improvement shall be made which will weaken the structural strength of the building, deminish its utility or value, and all additions, alterations, changes and improvements shall be made in a workmanlike manner in full compliance with all building laws and ordinances applicable thereto, and shall become part thereto upon termination of this Lease. Lessee may erect and maintain such signs upon the premises as they may desire, and as may be permitted by laws or ordinances pertaining thereto, but at its sole expense and responsibility.

     11. Lessee shall keep the demised premises in a clean, safe and sanitary condition, and shall comply with all municipal, county, state and federal laws and regulations governing the conduct of the activities conducted, suffered or permitted by the Lessee on the demised premises and the Lessee shall obtain appropriate permits from all such authorities required.

shall have the right to sub-lease any or all of the leased premises, with the prior written consent of Lessor, first obtained, which consent will not be unreasonably withheld, provided that the Lessee will remain liable for the performance of the covenants and obligations of this Lease. If the property is sub-leased, the Lessor will have the right to a reasonable adjustment in the rent.

     13. Lessee agrees to permit Lessor, or his authorized representative to enter the demised premises at all reasonable times during usual business hours for the purpose of inspecting the same, provided that this shall not be construed to obligate Lessor to notify Lessee of any defect observed therein.

     14. Lessee shall not do or suffer anything to be done whereby the demised premises, or any part thereof, may be encumbered by a mechanic's or similar lien, and in the event such lien is filed against the demised premises, or any part thereof, purporting to be for or on account of any labor done or material or services furnished in connection with any work in or about the demised premises, Lessee shall discharge the same of record within ten days after the date of such claim, or if Lessee desires to contest the validity or amount of such claim, they may do so provided that they first post security acceptable to Lessor, fully indemnifying Lessor and the premises from any claim, charge, or demand arising from such claim or expenses incurred in connection therewith.

     15. The occurrence of any one or more of the following events shall constitute an "event of default" in the performance of the covenants of the
Lessee:

          a. The Lessee shall fail or neglect to pay the rentals when due, or to pay any other sums of money which it is required by this Lease to pay, and such non-payment shall continue on the tenth day after written notice of the same has been posted to Lessee. In the event of default of this Lease, Lessee will forfeit any rights, or ownership of contracts and ownership of Certificate of Need at this location, with the State of Texas or the United States Government, to Lessor, and will assign all its rights in the Medicaid or Medicare Contract to Lessor without any cost to Lessor.

          b. The Lessee shall fail, refuse or neglect to perform or observe any other covenant required of it herein, and such non-performance or non-observance shall continue on the thirtieth (30th) day (unless a later date be slated in the notice) after written notice of the same has been posted to the Lessee.

          c. This Lease, or the premises itself, or any property of the Lessee is levied upon the process of law, and such levy be not completely discharged or secured to the upon by process of law, and such levy by not completely discharged, or secured to the satisfaction of the Lessor, within fifteen (15) days after service of the process.

          d.  Lessee becomes involved in financial difficulties as evidenced by
(1) an admission in writing of its inability to pay its debts generally as they become due, (2)becoming petitioner in any voluntary debtor or bankruptcy proceedings, whether asking arrangement, composition, reorganization,liquidation or other relief, suspension or modification of their obligations, (3) becoming a party respondent to any involuntary proceeding the purpose of which is to subject the assets of the Lessees to the control of a court of creditor's committee, (4) making an assignment of all or of a substantial part of their property for the benefit of their creditors, or (5) seeking, consenting to, or failing to avert the appointment of a receiver or a trustee for all or a substantial part of its property, or of the demised premises, or of its interest in this Lease.

     16.  If an event of default occurs, Lessor shall have the option to:

          a. Terminate this Lease by service of written notice of termination, and Lessees right to the possession of the premises shall cease upon the date stated in such notice, without prejudice to Lessors' right to recover all sums due as of the date possession is surrendered, plus any damage or loss suffered on or prior to such date, including any expenses such as court costs, attorney's fees and similar expenses incurred by Lessor in recovering possession, rent, and/or damages due from Lessee; or

          b. Re-enter and take possession of the premises without further demand or notice, and expel Lessee, or those claiming under it, and remove the effects of both, or either (forcibly if necessary) without being deemed guilty of any manner of trespass and without prejudice to Lessor's further rights under this Lease. In such event, the obligations of the Lessee under this Lease shall continue, but Lessor may from time to time upon such terms and conditions, and for such bona fide rental as it may be able reasonably to negotiate, sub-let the premises for the account of Lessee, and all sums received by Lessor shall be credited to the account of Lessee, and all sums received by Lessor shall be credited to the account of Lessee, less all reasonable expenses actually incurred by Lessor, including, but not limited to brokerage fees, advertising expense, preparation including re-decoration, of the premises for sub-letting, legal expenses, cost of performing such of Lessees obligations as Lessor finds it necessary to perform at his expense and all other items necessary and proper to procure suitable tenants for the premises. Lessee shall remain liable to Lessor for any deficiency between the amounts properly credited to Lessee, and the amount due Lessor under this Lease.

          c. If Lessor, after taking possession of the premises pursuant to subparagraph (b) above, is unable to make a bona fide sub-lease with a new tenant for a term which equals or exceeds the balance of the period for which Lessee is then obligated, Lessor shall have the right forthwith to demand and recover from Lessee, the present value of the difference between the amount to be received by Lessor under the new sub-lease, and the amount which would have been payable by Lessee under this Lease for the remainder of the term hereof, plus the expenses of Lessor as defined above.

          d. Notwithstanding any election by Lessor to retake possession pursuant to subparagraph (b) above, Lessor may at any time thereafter, upon written notice to Lessee, terminate this Agreement in all respects, and in such event, Lessee shall have no further liability, obligation or responsibility after the date of such termination.

          e. In order that Lessor may be indulgent when it deems the circumstances warrant without prejudicing his right under this Lease, Lessee now expressly agrees that no indulgence or extension, waiver or forgiveness, variation by practice, nor any neglect or abstention by Lessor in strictly enforcing the covenants of Lessee on any one or more occasions shall ever be deemed a waiver of or estoppel against the right of Lessor to insist upon strict compliance with each and every covenant herein, without any further or special notice or warning, the existence of a covenant in this Lease and the provisions of this paragraph being deemed adequate notice of the rights of the Lessor. No property belonging to the Lessee shall ever be removed from the premises at any time when there exists any default in the performance of any other covenant or obligation assumed herein by Lessee.

     17. Lessee agrees to execute any instrument reasonably required by Lessor reflecting attornment to its prior interest which may be required by Lessor in connection with mortgaging their interest in the demised premises, and/or refunding or refinancing in the future of any mortgage which Lessor may place upon the premises, subject to right of option of even date herewith.

     18. Upon any termination of this Lease, whether by lapse of time, cancellation pursuant to an election provided for therein, forfeiture, or otherwise, Lessees shall surrender, immediately, possession of the demised premises and all buildings and improvements then on the same, to Lessor in good and tenantable repair, reasonable wear and damage from fire or other casualty or peril excepted. If possession be not immediately surrendered, Lessor, with or without process of Law may forthwith re-enter said premises and repossess the same, all persons and property, without being deemed guilty of any unlawful act and without prejudice to any other legal remedy available to Lessor.

     19. Lessor has the right to assign all or any part of this Lease. Lessor will notify Lessee in the event of an Assignment.

     20. It is the intention of the parties that this is to be a net, net net Lease.

     21. Lessee agrees that if a default on this Lease occurs, resulting in foreclosure or assignment, Lessees interest in the certificate of need will be assigned to Lessor immediately and forthwith, at no cost to Lessor.

     22. This Lease shall be construed and interpreted in accordance with the laws of the State of Texas.

     23. Any notice or demand required or permitted by law or by any of the provisions of this Lease shall be in writing. All notices or demands by Lessor to or upon Lessee shall be deemed to have been properly given when sent by certified mail, addressed to Lessee, Robert Crone/South Texas Healthcare, Inc., 213 North 40th, McAllen, TX 78501, or such other place as Lessee may from time to time, designate in a written notice to Lessor; and to Lessor by Lessee, addressed to Lloyd Hobbs, P.O. Box 126, Fort Smith, Arkansas 72902, or at such other place as Lessor may from time to time, designate in a written notice to Lessee.

     24. This Lease and all provisions herein shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns.

     25. Time is of the essence in this Lease.

     IN WITNESS WHEREOF the parties have caused this instrument to be properly executed the day and year first above written.


                              /s/ LLOYD HOBBS
                              ---------------
                              Lloyd Hobbs, Lessor


                              ROBERT CRONE/SOUTH TEXAS
                              HEALTHCARE, INC.

                              /s/ ROBERT CRONE
                              ----------------
                              Robert Crone, President, Lessee

                                   Exhibit A
                                McAllen, Texas


     The East 425.0 fee of the North 375.0 feet of the South 734.55 feet of Lot 125, La Lomita Irrigation & Construction Company's Subdivision, of Porciones 61, 62 and 63, Hidalgo County, Texas, as per map or plat thereof recorded in Volume 24, Page 68, Deed Records, Hidalgo County, Texas, and described as follows:

BEGINNING at a point on the East line of Lot 125, North 8 degrees 42 minutes 30 seconds East, 359.55 feet from the Southeast corner of Lot 125, for the Southeast corner of the following described tract of land, said point being in North Ware Road (F.M. #2220);

THENCE, with the East line of Lot 125, in Ware Road, North 8 degrees 42 minutes 30 seconds East, 375.0 feet to a point, for the Northeast corner hereof; said point being on the projection of the South line of Gardenia Avenue;

THENCE, with he South line of Gardenia Avenue and its projection, North 81 degrees 17 minutes 30 seconds West, at 40.91 feet pass an iron pin on the West line of North Road and at 425.0 feet an iron pin on the East line of North 38th Street, for the Northwest corner hereof;

THENCE, with the East line of North 38th Street, and its Southerly projection, South 8 degrees 42 minutes 30 seconds West, 375.00 feet to a point, for the Southwest corner hereof;

THENCE, parallel to the South line of Lot 125, South 81 degrees 17 minutes 30 seconds East, at 384.09 feet pass an iron pin on the West line of North Ware Road and at 425.0 feet the PLACE OF BEGINNING, containing 3.66 acres of land, more or less, of which the East 10.91 feet, comprising 0.35 acre, lies in North Ware Road (F.M. #2220).



EDWARDS ABSTRACT AND TITLE CO.

                               OPTION AGREEMENT

     For and in consideration of the sum of ten dollars cash in hand paid, receipt of which is hereby acknowledged and for other good and valuable considerations, LLOYD HOBBS, hereinafter called "Grantor", does hereby give and grant unto Robert Crone/South Texas Healthcare, Inc., 214 North 40th, McAllen, TX 78501, together with all improvements now or hereafter constructed upon the same, and including all personal property shown upon Exhibit "B" attached hereto, and in addition, any renewals, substitutions, replacements or additions thereto, which may be on the premises and belonging to Grantor at the time of the exercise of this Option, To-Wit:

     Legal description attached hereto as exhibit "A".

     1. This Option may be exercised by Grantees at any time after one hundred Twenty (120) payments have been paid, provided all lease payments are current, conditioned upon the Grantees, their successors or assigns being in possession of the home at the time of exercise and upon the express condition and understanding that the Grantees herein have fully performed all of the terms and conditions contained in that certain Lease Agreement dated the 12th day of August, 1992, to be kept and performed by the Lessees therein and more particularly are current in the payment of all sums due under the terms of said Lease Agreement. If at any time, the above Lease shall be terminated, this Option will immediately become null and void. This Option may be exercised by means of Grantee giving written notice by certified mail, return receipt requested, of such election to Lessor, Lloyd Hobbs, Box 126, Fort Smith, AR 72902 or at such other place as may be directed in writing, accompanied by $10,000.00 earnest money deposit. The earnest money deposit will be applied on the purchase price if purchase is concluded.

     2. The price for the assets to be sold shall be Two Million Four Hundred Thousand Dollars ($2,400,000.00). The purchase price is payable in cash unless a financing arrangement is worked out at the time of purchase with Seller.

     The purchase price herein stated shall include the personal property consisting of furniture, furnishings, fixtures and equipment located on said premises as of the date of beginning of this Lease, and such as may thereafter be placed upon the

                           FIRST AMENDMENT TO OPTION

     This Amendment to Option entered into this 9th day of April, 1996, amending the Option Agreement dated August 12, 1992, on Briarcliff Nursing & Rehabilitation Center of McAllen, Texas between LLOYD G. HOBBS, as Grantor, and ROBERT CRONE/SOUTH TEXAS HEALTHCARE, INC., as Grantee. Lloyd G. Hobbs assigned his Interest in this Option to Hobbs & Curry Family Limited Partnership on January 1, 1995.

     Now, Grantor and Grantee have agreed to add seventy-four beds to the Briarcliff Nursing & Rehabilitation Center, making a total of 194 beds. Grantor and Grantee have also agreed to increase the Option Price for this nursing home as follows:

     The Option is amended to state that the Option may be exercised by Grantee at any time after eighty-four (84) monthly rental payments have been paid which would include the increased rental payments for the new addition. For example, if the first monthly rental payment to include the new addition is made on October 1, 1996, then the option could be exercised on October 1, 2003, providing all 84 payments had been paid. The option price will be $4,700,000.00

     All other terms of the Option Agreement, dated August 12, 1992, will remain the same as originally written.

     Witness our hands this 9th day of April, 1996.

                                   HOBBS & CURRY FAMILY LIMITED
                                   PARTNERSHIP

                                   /s/ LLOYD HOBBS
                                   ---------------
                                   Lloyd Hobbs, General Partner
                                   Grantor


                                   ROBERT CRONE/SOUTH TEXAS
                                   HEALTHCARE, INC.

                                   /s/ ROBERT CRONE
                                   ----------------
                                   Robert Crone, President, Grantee
premises by way of substitution for or addition to such furniture, furnishings, fixtures and equipment, less any furniture and equipment removed for replacement during the Lease term by Lessor or Lessee.

     3. Upon receipt of notice of intent to exercise this Option, Grantor shall promptly furnish to Grantees, a Warranty Dead, subject only to recorded easements, rights-of-way, mineral interests and etc. Recorded easements and restrictions shall not be deemed to impair title.

     4. Closing shall be at a time and place mutually agreeable. In the absence of agreement, Grantor may obligate Grantees to perform by giving written notice that he is ready, willing and able to execute the Deed and Bill of Sale. Grantees shall have ten (10) business days to execute the instruments required to consummate this transaction, and to pay the purchase price. If purchase price is not tendered or other arrangements made within the ten-day period, the option will be null and void and the $10,000.00 earnest money deposit will be considered liquidated damages and the Lease will continue in force, except no option will be in force and effect. Grantees shall designate some place in Fort Smith, Arkansas at which they will appear prepared to perform, and Grantor shall have ten (10) business days after receipt of such demand in which to execute and deliver the documents required by this Option. If Grantor fails, neglects or refuses to perform, Grantees shall have the right to seek specific performance of this Option.

     5. This Option may not be assigned by Grantees without the written consent of the Grantor, which consent will not be unreasonably withheld.

     Notices required or permitted by this Option may be given to Grantor by certified mail, return receipt requested, addressed to Lloyd Hobbs, P. O. Box 126, Fort Smith, Arkansas 72902 and to Grantees by certified mail, return receipt requested, to Robert Crone/South Texas Healthcare, Inc., 213 North 40th, McAllen, TX 78601. Either party may change the person to whom or the place to which notice is to be given by written request.

     This Agreement shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

Dated this 12th day of August, 1992.



                                        /s/ Lloyd Hobbs
                                        -------------------------------
                                        Lloyd Hobbs, Grantor

                                        ROBERT CRONE/SOUTH TEXAS
                                        HEALTHCARE, INC.


                                        /s/ Robert Crone
                                        -------------------------------
                                        Robert Crone, President-Grantee

                             NON-COMPETE AGREEMENT

     This Non-Compete Agreement (the "Agreement") is entered into this 24th day of November, 1997 by and among Summit Care Texas, LP, a Texas limited partnership ("Summit Care") and Robert Crone, an individual and resident of the State of Texas (hereinafter referred to as "Seller")

                                   RECITALS

     A. Summit Care and Seller have entered into an Agreement of Purchase and Sale of Assets (the "Purchase Agreement"), whereby Seller has agreed to sell to Summit Care that certain One Hundred and Ninety Four (194)-bed nursing facility, commonly known as Briarcliff Nursing and Rehabilitation Center, located at 3201 North Ware Road, in the City of McAllen, County of Hidalgo, State of Texas, more particularly described on Exhibit A hereto and herein incorporated by reference (the "Facility"). The terms and provisions of the Purchase Agreement are hereby incorporated herein as if set forth in full. All capitalized, undefined terms used herein shall have the meanings given to them in the Agreement.

     B. Seller has knowledge and expertise in the ownership and operation of nursing homes.

     C. Summit Care intends to operate the Facility and real property held and operated by Seller and sold to Summit Care as a nursing home.

                                   AGREEMENT

        NOW, THEREFORE, in consideration of the premises and of the mutual promises herein, the parties hereto agree as follows:

        1. For good and valuable consideration, the receipt of which is hereby acknowledged, Seller agrees for seven (7) calendar years following the Closing Date of the Agreement not to compete with Summit Care within the County of Hidalgo, State of Texas.

        2. For purposes of this Agreement, Seller shall be deemed to be in competition with Summit Care if Seller either separately or jointly, owns, operates, or has a direct or indirect interest in the operation of a Nursing Home (which, for purposes of this Agreement shall mean, a facility engaged in the provision of long term care, an extended care facility, assisted living facility, retirement center or any similar facility) or the provision of any service or ancillary service that is provided in the operation of the Facility during the term of this Agreement, in the County of Hidalgo; or if Seller engages in the operation of a Nursing Home or the provision of long term care in Hidalgo County as an affiliate, investor, officer, director, administrator, employee, consultant, agent, or in any other material capacity.

        3. Seller also covenants that he shall not during the term hereof, solicit Summit Care's or its affiliates' patients or current employees for the purpose of providing long term care, long term care, or any other medical services, and will not hire any of said employees for the provision of services associated with a Nursing Home, long term care, or any other medical services.

        4. For purposes of this Agreement a "current employee" is defined to mean any person who has been employed by Summit Care for at least four hundred
(400) hours during any continuous one hundred twenty (120) day period within the past twelve (12) months preceding any particular date in question during the term of this Agreement.

        5. Seller acknowledges that the restrictions in this Agreement are reasonable, as to substance, geographical area and duration, for the protection of Summit Care. Nonetheless, if a court finds this covenant not to compete to be too broad, said court shall have the ability to narrow the substance, geographical area or duration to the extent necessary for the covenant to become reasonable and enforceable. If Seller knowingly or intentionally violates this section, Summit Care may exercise any or all remedies provided by law, including but not limited to a temporary restraining order without notice and without bond, temporary injunction without bond, and a permanent injunction without bond in addition to other equitable or legal remedies, if any, Summit Care may have against Seller or others acting in concert with Seller. In addition to and without waiving other remedies available to Summit Care under law or pursuant to this Section, Summit Care may require Seller to account and remit to Summit an amount equal to one hundred and fifty percent (150%) of all gross fees earned by Seller from such customers and patients as liquidated damages for such breach.

        6. This Agreement shall not be changed or canceled without the express written consent of Summit Care and shall be binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties.

        7. This Agreement shall last for a term of seven (7) calendar years from the date hereof and shall be construed and interpreted in accordance with the laws of the state of Texas.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                   SUMMIT CARE TEXAS, LP
                                   a Texas limited partnership

                                   By: /s/ Derwin L. Williams
                                       ----------------------
                                       The Sr. V.P. Finance
                                       ----------------------
                                       of its General Partner

                                   Summit Care Management, Inc.
                                   ------------------------------
                                   a California Corporation


                                   SELLER


                                   /s/ Robert Crone
                                   ------------------------------
                                   Robert Crone

                                   ______________________________

                                        [Signature]
                                   ------------------------------
                                   Family Member

                                   ______________________________

                      BILL OF SALE FOR PERSONAL PROPERTY


     Robert Crone-South Texas Health Care, Inc., a Texas corporation ("SELLER"), in consideration of Ten Dollars ($10. 00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, convey and transfer to Summit Care Texas, LP, a Texas limited partnership or its affiliated nominee, ("BUYER" or "SUMMIT CARE"), all right, title and interest, as of December 1, 1997, in and to, all and singular, the following:

     (1) all existing personal property such as furniture, fixtures, and equipment (the "Personal Property") including, but not limited to the items listed on Exhibit "A" attached hereto which are presently located on the real property of and/or used in connection with the ownership, maintenance or operation of the facility more particularly described in Exhibit "B" attached hereto (the "Facility"), other than that Personal property specifically excluded under the terms of the Agreement of Purchase and Sale of Assets dated November 24, 1997, by and between Buyer and Seller (the "Purchase Agreement"); and

     (2) all licenses, occupancy agreements, certificates, permits, accreditation, registrations and authorizations of all federal, state and local governmental or regulatory authorities, or other agreements providing for the use or occupancy of, the Facility and Personal Property (to the extent each may be transferred).

     (3) any and all plans, drawings, specifications, surveys, engineering reports, and other technical descriptions owned or held by Seller which relate in any way to the design, construction, ownership, use, maintenance, service, or operation of the Facility or the Personal property to the extent any of the above are transferable.

     (4) all rights, title, and interest in and to the names and the telephone numbers for the Facility set forth on Exhibit "A" hereto.

     TO HAVE AND TO HOLD, all and singular, the Personal Property hereby sold, assigned, transferred and conveyed to Buyer, its successors and assigns, to and for its own use and benefit.

     Seller hereby represents and warrants to Buyer that Seller is the owner of said Personal Property, that Seller has full right, power and authority to sell said Personal Property and to make this Bill of Sale, and that said Personal Property is not encumbered. Subject to the foregoing limitations, representations and warranties, and to the representations and warranties contained in the Purchase Agreement, the Personal Property is hereby conveyed by Seller to Buyer. Seller does hereby bind itself, its successors and assigns and the heirs, executors, administrators and assigns of Seller, to forever WARRANT AND DEFEND the title to the said Personal property unto the said Buyer and its successor and assigns; against every person whosoever lawfully claiming, or declaiming the same, or any part thereof.

     Signed this twenty-fourth (24th) day of November, 1997, to be effective as of the first (1st) day of December, 1997.

IN THE PRESENCE OF:
                                        ROBERT CRONE-SOUTH TEXAS
                                        HEALTHCARE, INC.
________________________

                                        /s/ ROBERT CRONE
                                        ----------------
                                        Robert Crone

                           BILL OF SALE FOR SUPPLIES

     Robert Crone-South Texas Health Care, Inc., a Texas corporation ("SELLER"), as owner of certain supplies used in the operation of the facility more particularly described in Exhibit "A" hereto for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, does hereby grant, sell and transfer unto Summit Care Texas, LP, a Texas limited partnership or its affiliated nominee, ("BUYER" or "SUMMIT") , the Personal property more particularly set forth and described on Exhibit "B" attached hereto and incorporated herein by reference.

     To have and to hold the same to BUYER and its successors and assigns for their use forever.

     SELLER hereby covenants and warrants to the BUYER that it is the lawful owner of said goods; that said goods are free and clear from all encumbrances except as set forth; and that SELLER has the right to sell the same.

     IN WITNESS WHEREOF, SELLER has executed this Bill of Sale on November 24, 1997, to be effective as of the first (1st) day of December, 1997.

IN THE PRESENCE OF:                     SELLER:

                                        ROBERT CRONE-SOUTH TEXAS
                                        HEALTHCARE, INC.
_______________________

                                        /s/ ROBERT CRONE
                                        ----------------
                                        Robert Crone

                                      -1-